Exhibit 10.1
SEPARATION AND RELEASE AGREEMENT

This SEPARATION AND RELEASE AGREEMENT (the “Agreement”) is hereby made and entered into this 19th day of January, 2023, by and between nCino OpCo, Inc., a Delaware corporation, on behalf of itself and its Affiliates (collectively, the “Company”), and the undersigned employee, referred to in this Agreement as “you.” “Affiliate” means any entity that controls, is controlled by, or is under common control with, a party, where “control” means possession, directly or indirectly, of the power to direct or manage the affairs of the party or entity whether through voting power, by contract, or otherwise, but only for as long as such control exists”.

Whereas, the Parties mutually desire to resolve all issues between them and avoid any controversies or disputes with respect to your employment at the Company and the end of that employment, as well as any other claims, whether or not asserted, relating to your employment with the Company, and in order to avoid the burden, expense, hardship, and distraction of such controversies.

Now therefore, for the consideration set forth in this Agreement, the parties agree as follows:

1.Termination. Except as set out in this Agreement, as provided by the specific terms of a benefit plan or as required by law, upon the termination of your employment with the Company, effective as of 31 January 2023 (the “Termination Date”), all of your employee benefits with the Company will be terminated. You hereby represent that you have returned to the Company all Company-owned equipment, keys or passes, software, files, samples, training materials, programs and documents (including any copies) in the same condition as when provided to you, reasonable wear and tear excepted. Your return of Company property is an express requirement under this Agreement and a condition to your receipt of the Separation Benefits described in Section 2, below. In addition, upon receipt of your final paycheck from the Company, you agree and acknowledge that you will have been paid all wages for labor or services rendered by you for the Company or on the Company’s behalf through the Termination Date. Your group health, dental and vision insurance coverage with the Company will terminate on 28 February 2023.

2.Separation Benefits.

(a)The parties acknowledge that this is a termination without “cause” pursuant to the terms of the Amended and Restated Employment Agreement, effective as of July 6, 2020, between you and the Company (the “Prior Agreement”). Subject to your execution and non-revocation of this Agreement and (i) you continuing to comply with your ongoing obligations in the Prior Agreement and the Amended and Restated Non-Disclosure, Restrictive Covenants and Assignment of Inventions Agreement and related

Acknowledgement and Agreement (together, with the Amended and Restated Non- Disclosure, Restrictive Covenants and Assignment of Inventions Agreement, the “Covenants Agreement”), (ii) your cooperation with the transition of your work to your successor; (iii) your continued protection of the Company’s confidential information in accordance with this Agreement, the Covenants Agreement, and Company policies; and (iv) you agreeing and abiding by the other terms and conditions set forth in this Agreement, you will be eligible to receive each of the following payments and benefits (“Separation Benefits”):
i.Separation Pay. The Company will pay you $192,600.00 (i.e., an amount equal to six (6) months of your base salary in effect immediately prior to the Termination Date), payable as a lump sum within sixty (60) days following the Termination Date.
ii.Incentive Payment. In satisfaction of section 4(d)(A)(iii) of the Prior Agreement, the Company will pay you an amount equal to $269,640.00 (i.e. an amount equal to the target of your full incentive payment in effect immediately prior to the Termination Date). This amount will be payable as a lump sum within sixty (60) days following the Termination Date.
iii.COBRA Reimbursement. If you properly and timely elect to continue your health, dental and vision insurance benefits under the Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”), the Company will directly pay the cost of your COBRA health, dental, vision continuation coverage premium for the months of February, March, April, May, June, and July 2023 (the “Separation Period”). Thereafter, you may have the right to continue your insurance coverages under COBRA at your own expense. The Company’s obligation to pay your COBRA premiums as provided for in this Section will terminate if you become eligible for equivalent health benefits from another employer during the Separation Period.
iv.Equity Vesting.
i.Your outstanding equity awards in nCino, Inc. stock that are scheduled to vest between now and 1 August 2023, will become vested as of the Termination Date and will be settled on 31 March 2023.
ii.You shall continue to vest in your outstanding equity awards in nCino, Inc. stock that are scheduled to vest between 1 August 2023 and 1 November 2023 in accordance with the normal vesting schedule and with such awards to be settled within 30 days following the applicable vesting date.
v.Outplacement Services. You will be eligible to participate in, at the Company’s cost, a six (6) month outplacement services program offered by a service provider of the Company’s choice, provided, however, that you register for and commence such program within 30 days following the Termination Date.
(b)All payments made to you under this Agreement will be subject to applicable tax withholdings or deductions required by law or otherwise authorized by you.

(c)If you do not sign this Agreement and return it to the Company within twenty-one (21) days, or if you revoke it pursuant to Section 10 below, you will not be entitled to receive the Separation Benefits described above.
(d)You acknowledge and agree that the amounts set forth in this Section are in lieu of any other compensation due or payable to you in connection with your termination of employment, including, without limitation, any amounts under the Prior Agreement or any bonus, short- or long-term incentive or any other compensation or remuneration of any type. You further acknowledge and agree that the compensation set forth in this Section is sufficient consideration for the releases set forth herein and that you are not otherwise entitled to this consideration.
(e)In the event that a Cancellation Event were to occur, you shall not be entitled to any unpaid portion of the Separation Benefits. A “Cancellation Event” will be considered to have occurred if: (i) you do not sign, or revoke, this Agreement; (ii) you fail to act in compliance with the terms and conditions of this Agreement, the Prior Agreement or the Covenants Agreement; (iii) you terminate your employment with the Company at any time and for any reason; or (iv) the Company terminates your employment for Cause at any time. “Cause” shall mean you: (i) commit an act or omission that is grounds for summary dismissal under applicable local laws; (ii) fail to carry out or adequately perform assigned duties after prior notice and a reasonable opportunity to cure; (iii) engage in fraud, dishonesty, willful misconduct, or negligence in the performance of your duties; (iv) breach the Company’s policies; (v) commit a breach of fiduciary duty (including, without limitation, failure to disclose a conflict of interest); (vi) engage in unlawful conduct in connection with your duties or commit a crime involving moral turpitude; (vii) engage in materially imprudent judgment or misconduct that could cause financial or reputational harm to the Company; or (viii) are convicted of a crime punishable by imprisonment for more than one year or a crime involving moral turpitude.

3.Release of Claims.

(a)In exchange for the Company’s providing you with the Separation Benefits described in Section 2, above, you, on behalf of you and your heirs, by signing this Agreement, release and forever discharge the Company, as well as its parent companies, affiliates, subsidiaries (including but not limited to nCino OpCo, Inc.), divisions, officers, directors, stockholders, employees, agents, representatives, attorneys, lessors, lessees, licensors and licensees, and their respective successors, assigns, heirs, executors and administrators (collectively, the “Company Parties”), from any and all claims, demands, and causes of action of every kind and nature, whether known or unknown, direct or indirect, accrued, contingent or potential, which you ever had or now have, including but not limited to any claims arising out of or related to your employment with the Company and the termination thereof (except where and to the extent that such a release is expressly prohibited or made void by law). This release includes, without limitation, your release of the Company and the Company Parties from any claims by you for lost wages or benefits, stock options, restricted stock, compensatory damages, punitive damages, attorneys’ fees and costs, equitable relief or any other form of damages or relief. In addition, this release is meant to release the Company and the Company Parties from all common law claims, including claims in contract or tort, including, without limitation, claims for breach of contract, wrongful or constructive discharge, intentional or negligent infliction of emotional distress, misrepresentation, tortious interference with contract or prospective economic advantage, invasion of privacy, defamation, negligence or breach of any covenant of good faith and fair dealing. You also specifically and forever release the Company and the Company Parties (except where and to the extent that such a release is expressly prohibited or made void by law) from any claims under federal, state or local law based on unlawful employment discrimination, harassment or retaliation, including, but not limited to claims for violation of Title VII of the Civil Rights Act, the Americans with Disabilities Act, the Families First Coronavirus Response Act, the Genetic Information and Nondiscrimination Act, the Age Discrimination In Employment Act (29 U.S.C. § 621 et. seq.), the Older Workers Benefit Protection Act, the Family and Medical Leave Act and any state, municipal, or local statute, law, regulation, or ordinance relating to employment, disputed wages, discrimination, harassment, retaliation, or leave.
(b)You acknowledge that this release applies both to known and unknown claims that may exist between you and the Company and the Company Parties. You expressly waive and relinquish all rights and benefits which you may have under any state or federal statute or common law principle that would otherwise limit the effect of this Agreement to claims known or suspected prior to the date you execute this Agreement and do so understanding and acknowledging the significance and consequences of such specific waiver. In addition, you hereby expressly understand and acknowledge that it is possible that unknown losses or claims exist or that present losses may have been underestimated in amount or severity, and you explicitly took that into account in giving this release.
(c)Notwithstanding the foregoing, nothing in this Agreement prohibits you from filing a charge with, or participating in any investigation or proceeding conducted by, the U.S. Equal Employment Opportunity Commission or a comparable state or federal fair employment practices agency; provided, however, that this Agreement fully and finally resolves all monetary matters between you and the Company and the Company Parties, and by signing this Agreement, you are waiving any right to monetary damages, attorneys’ fees and/or costs related to or arising from any such charge, complaint or lawsuit filed by you or on your behalf, individually or collectively. In addition, nothing in this Agreement extinguishes any claims you may have against the Company for breach of this Agreement or any claims arising from events that occur following the effective date of this Agreement.

4.No Admissions. You understand, acknowledge, and agree that the release set out above in Section 3 is a final compromise of any potential claims by you against the

Company and/or the Company Parties in connection with your employment by the Company, and is not an admission by the Company or the Company Parties that any such claims exist or that the Company or any of the Company Parties are liable for any such claims. By signing this Agreement, you agree and acknowledge that you have no cause to believe that any violation of any local, state or federal law has occurred with respect to your employment or separation of employment from the Company, including but not limited to any violation of any federal, state municipal, foreign or international whistleblower or fraud law, statute or regulation. In addition, you further agree and acknowledge that you are not aware of, or have already disclosed, any conduct that would be unlawful under the False Claims Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, or any other compliance obligation.

5.Confidentiality. You hereby acknowledge and agree that, in the course of your relationship with the Company, the Company gave you access to certain highly-sensitive, confidential and proprietary information belonging to the Company or third parties who may have furnished such information under obligations of confidentiality, relating to and used in the Company’s business (collectively, “Confidential Information”). You acknowledge that, unless otherwise available to the public, Confidential Information includes, but is not limited to, any and all information relating to the operation of the Company’s business which the Company may from time to time designate as confidential or proprietary or that you reasonably know should be, or has been, treated by the Company as confidential or proprietary, as well as all other Company related confidential or proprietary information and material, whether in electronic, print or other form, including all copies, notes or other reproductions or replicas thereof, provided that, Confidential Information does not include any information that: (i) at the time of disclosure is generally known to, or readily ascertainable by, the public; (ii) becomes known to the public through no fault of your own or other violation of this Agreement; or (iii) is disclosed to you by a third party under no obligation to maintain the confidentiality of the information. You acknowledge that the Confidential Information is owned or licensed by the Company; is unique, valuable, proprietary and confidential; and derives independent actual or potential commercial value from not being generally known or available to the public. You hereby relinquish and agree that you will not at any time claim, any right, title or interest of any kind in or to any Confidential Information. Furthermore, you will at all times hold in trust and confidence all Confidential Information and will not disclose any Confidential Information to any person or entity, except as authorized in writing by the Company. In addition, you agree that you will not at any time use any Confidential Information for your own benefit or for the benefit of any third party, except as authorized in writing by the Company or to the extent expressly permitted in this Agreement. In the event you are required by law to disclose any Confidential Information, you will not be in violation of this Section, provided that you (i) notify the Company of the existence and terms of such obligation, (ii) give the Company a reasonable opportunity to seek a protective or similar order to prevent or limit such disclosure, and (iii) only disclose that information actually required to be disclosed.

6.No Disparagement. You agree that following the Termination Date, you will not denigrate, defame, disparage or cast aspersions upon the Company, the Company Parties, their products, services, business and manner of doing business, and that you will use your reasonable best efforts to prevent any member of your immediate family from engaging in any such activity. Upon inquiry from any third party, the Company will release only your dates of employment and positions held, unless you provide written authorization and a release for the Company to provide additional information.

7.Protected Rights. You understand that nothing contained in this Agreement or any other agreement limits your ability to report possible violations of law or regulation to or file a charge or complaint with the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Department of Justice, the Congress, any Inspector General, or any other federal, state or local governmental agency or commission or regulatory authority (collectively, “Government Agencies”). You further understand that neither this Agreement nor any other agreement limits your ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. Furthermore (i) you shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (A) is made (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (y) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal, and (ii) if you file a lawsuit for retaliation by the Company for reporting a suspected violation of law, you may disclose a trade secret to your attorney and use the trade secret information in the court proceeding, if you file any document containing the trade secret under seal and do not disclose the trade secret except pursuant to court order.

8.Relief and Enforcement. You understand and agree that any breach of this Agreement by you will relieve the Company of its obligation to provide any Separation Benefits described in Section 2, above. You also understand and agree that if you violate the terms of Sections 5 or 6 of this Agreement, you will cause injury to the Company and/or one or more of the Company Parties) that will be difficult to quantify or repair, so that the Company (and/or the Company Parties) will have no adequate remedy at law. Accordingly, you agree that if you violate Sections 5 or 6 of this Agreement, the Company (or the Company Parties) will be entitled as a matter of right to obtain an injunction from a court of law, restraining you from any further violation of this Agreement. The right to an injunction is in addition to, and not in lieu of, any other remedies that the Company (or the Company Parties) has at law or in equity, including but not limited to monetary damages.

9.No Modifications; Governing Law; Entire Agreement. This Agreement cannot be changed or terminated verbally, and no modification or waiver of any of the provisions of this Agreement will be effective unless it is in writing and signed by both parties. The parties agree that this Agreement is to be governed by and construed in accordance with the laws of the State of North Carolina, and that any suit, action or charge arising out of or relating to this Agreement will be adjudicated in the state or federal courts sitting in Wilmington, North Carolina. This Agreement sets forth the entire and fully integrated understanding between the parties with respect to the matters addressed herein with the exception of ongoing obligations in (a) the Covenants Agreement and (b) the Prior Agreement. There are no representations, warranties, covenants or understandings, oral or otherwise, that are not expressly set out herein and you acknowledge that, in entering into this Agreement, you did not rely and have not relied on any statements or representations not contained in this Agreement. You expressly agree that the Company shall have no liability to him for any tax or penalty imposed on him as a result of this Agreement. This Agreement supersedes all existing agreements, whether written or oral, between you and the Company concerning his employment, provided, however, this Agreement will be in addition to and not in lieu of (i) the restrictive covenants or obligations contained in the Agreement and the Covenants Agreement, including, but not limited to non-solicitation and non-competition provisions contained in the Covenants Agreement; and (ii) your obligation, contractual or otherwise, to maintain the Confidential Information learned or received during the course of employment. This Agreement cannot be amended, supplemented, or modified nor may any provision hereof be waived, except by a written instrument executed by the parties hereto.

10.Notice and Revocation.

(a)You acknowledge that you have been given at least twenty-one (21) days to consider the terms of this Agreement and consult with an attorney of your choice. To the extent that you elect to enter into his Agreement prior to the expiration of such period, you acknowledge that you have done so voluntarily and have knowingly waived the balance of such consideration period. You understand that to be eligible for the Separation Benefits, you must return this Agreement, signed and dated, no later than 11:59 PM EST on the twenty-first (21st) day after you receive this Agreement, to Chris Ainsworth, chris.ainsworth@ncino.com
(b)Changes to this agreement, whether material or immaterial, will not restart the running of the twenty-one (21) day period.
(c)You understand that you have seven (7) days from the date you sign this Agreement to revoke the Agreement by delivering notice of revocation by 11:59 PM EST to Chris Ainsworth, chris.ainsworth@ncino.com, before the end of such seven-day period, and that this Agreement will not become effective until the eighth (8th) day after you have delivered this Agreement, signed and dated, to the Company without revoking the Agreement (the “Effective Date”).

11.Miscellaneous.

(a)Should any portion, term or provision of this Agreement be declared or determined by any court to be illegal, invalid, or unenforceable, the validity or the remaining portions, terms and provisions shall not be affected thereby, and the illegal, invalid or unenforceable portion, term or provision shall be deemed not to be part of this Agreement.
(b)The parties agree that the failure of a party at any time to require performance of any provision of this Agreement shall not affect, diminish, obviate or void in any way the party’s full right or ability to require performance of the same or any other provision of this Agreement at any time thereafter.
(c)This Agreement shall inure to the benefit of and shall be binding upon you, your heirs, administrators, representatives, executors, successors and assigns and upon the successors and assigns of the Company.
(d)The headings of the paragraphs of this Agreement are for convenience only and are not binding on any interpretation of this Agreement. This Agreement may be executed in counterparts.
(e)Counterparts may be transmitted and/or signed by facsimile or electronic mail. The effectiveness of any such documents and signatures shall have the same force and effect as manually signed originals and shall be binding on the parties to the same extent as a manually signed original thereof.
(f)By his signature below, Executive agrees that immediately upon the Termination Date and without any further action or notice on his part, Executive will be considered to have resigned from any and all positions, whether as an officer, agent, or employee, of the Company and any of its subsidiaries or Affiliates. For purposes hereof, the term “Affiliate” shall mean any corporation, association, partnership, limited liability company, or other legal entity or organization that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any such legal entity, whether through ownership of voting securities, by contract or otherwise.

12.Section 409A. The parties intend that this Agreement and the payments made hereunder will be exempt from, or if not so exempt, comply with, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be interpreted and construed consistently with such intent. Without limiting the foregoing, the Separation Benefits to you pursuant to Section 2 are intended to be exempt from Section 409A of the Code to the maximum extent possible, as short-term deferrals pursuant to

Treasury Regulation §1.409A-1(b)(4) or payments made pursuant to a separation pay plan pursuant to Treasury Regulation §1.409A-1(b)(9). Each amount to be paid or benefit to be provided under this Agreement shall be construed as a separate and distinct payment for purposes of Section 409A of the Code.

Employee’s Acknowledgment of Knowing and Voluntary Release

BY EXECUTING THIS AGREEMENT, I ACKNOWLEDGE:

I HAVE CAREFULLY READ THIS AGREEMENT AND I FULLY UNDERSTAND ALL OF THE PROVISIONS OF THIS AGREEMENT.

I HAVE BEEN ENCOURAGED AND ADVISED IN WRITING TO SEEK ADVICE FROM COUNSEL OF MY CHOOSING REGARDING THIS AGREEMENT AND HAVE DONE SO TO THE EXTEND I DEEM APPROPRIATE.

I HAVE BEEN GIVEN ADEQUATE TIME, TWENTY-ONE (21) DAYS, TO REVIEW THE AGREEMENT.

IN SIGNING THIS AGREEMENT, I AM NOT RELYING ON ANY REPRESENTATION OR STATEMENT (WRITTEN OR ORAL) NOT SPECIFICALLY SET FORTH HEREIN BY THE COMPANY OR ANY OF ITS REPRESENTATIVES WITH REGARD TO THE SUBJECT MATTER, BASIS, OR EFFECT OF THIS AGREEMENT OR OTHERWISE.

I WAS NOT COERCED, THREATENED, OR OTHERWISE FORCED TO SIGN THIS AGREEMENT. I AM VOLUNTARILY SIGNING AND DELIVERING THIS AGREEMENT.

I UNDERSTAND THAT BY SIGNING THIS AGREEMENT I ACCEPT THE COMPANY’S OFFER.

IN WITNESS WHEREOF, the Parties have executed this Separation Agreement. AGREED TO AND ACCEPTED:

EMPLOYEE:			nCino, Inc.
By:	/s/ David Rudow	(SEAL)	By:	/s/ April Rieger	(SEAL)
	David Rudow			April Rieger
Chief Legal and Compliance Officer

DATE:	1/19/2023		DATE:	1/19/2023